UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

Incorporated in the State of Nevada

Primary Standard Industrial Classification Code Number 5944

83-1365356

(IRS Employer ID No.)

No. 99, Taihu Road, Yancheng, Jiangsu Province, China

Telephone number 778-888-2886

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares offered by the Company	1,000,000	$1.00	$1,000,000	$121.20
Common Shares offered by Selling Shareholders	456,425	$1.00	$456,425	$55.32

Total	1,456,425	$1.00	$1,456,425	$176.52

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

1,456,425 Common Shares

This is an offering of Common shares of JS Beauty Land Network Technology Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 Common Shares at a fixed price of $1.00 per share and Selling Shareholders are offering an additional 456,425 shares. There is no minimum number of shares that must be sold by the Company for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered by the Company. The Company will not receive any proceeds of the sale of shares by Selling Shareholders. The offering of shares by the Company is being conducted on a self-underwritten, best efforts basis, which means the Company will attempt to sell the shares. This Prospectus will permit the Company to sell the shares directly to the public, with no commission or other remuneration payable to it for any shares it may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $1.00 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 1,456,425 shares is completed or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,456,425 shares registered under the Registration Statement of which this Prospectus is part.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Shares are not traded on any exchange or market. Ultimately, the Company would intend, when eligible, to apply to be traded on OTCQB, OTCQX or NASDAQ markets. To be eligible for quotation on such markets, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for market quotation. There can be no assurance that our Common Shares will ever be quoted on a stock exchange or a quotation service or that any market for our Common Shares will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

JS Beauty Land Network Technology Inc. commenced operations in 2018. To date we have been involved in organizational activities and have yet to report any revenues. At this time, we do not yet have sufficient capital to fully implement our business plan. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY COMMON SHARES OF JS BEAUTY LAND NETWORK TECHNOLOGY INC.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by JS BEAUTY LAND NETWORK TECHNOLOGY INC. with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December __, 2018

2

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “JS” “we,” “us,” the “Company” and “our,” refer to JS BEAUTY LAND NETWORK TECHNOLOGY INC., a Company incorporated in the State of Nevada.

Without taking into account the offering, we will run out of funds approximately December 31, 2018. Following this offering, we will continue to incur public company reporting costs of approximately $50,000 per year or $12,500 per quarter. To fund the Company’s operating expenses following December 31, 2018, the Company will clearly require additional funding for ongoing operations and to finance additional growth. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near-term financing requirement (less than 6 months), is anticipated to be approximately $120,000, which includes a monthly overhead burn rate of $10,000, public reporting costs and the remainder allocated to the Company’s general working capital.

Beyond our near-term financing requirement (more than 6 months), we will need an additional approximately $800,000 to implement the Company’s plan of operations. Of this amount, we anticipate that we will need approximately $50,000 of the total amount required by the end of calendar year 2018.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

THE COMPANY

Business Overview

Corporate Structure

JS Beauty Land Network Technology Inc. was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at No. 99, Taihu Road, Yancheng, Jiangsu Province, China. The Company has one subsidiary, JS Beauty Technology, Ltd, a Chinese company.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

At this time, the Company has yet to commence operations. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

JS Beauty Land Network Technology, Inc. (also referred to as “the Company”) is a Chinese retailer and wholesaler of jade stone-adorned jewelry and decorations. The Company intends to directly engage in the manufacture, marketing and sales of fine jewelry and art from China through its newly formed, wholly-owned Chinese subsidiary JS Beauty Technology, Ltd, both in a retail setting and through online channels. The Company has yet to commence operations, however it anticipates doing so in the next ninety (90) days. We are unaware of any specific restrictions imposed by the Government of China with respect to the conduct of the business of the Company or its Chinese subsidiary. The Company intends to utilize a business model that would focus on repeat clientele and collectors. In addition to its core business, the Company intends to offer memberships to its customers estimated to cost approximately $1,500, which will offer exclusive purchase opportunities. The Company’s activities will range from procuring high-quality stones, to building cooperative partnerships with its customers. The Company’s Chinese headquarters are in Xuanwu, Nanjing, Jiangsu, China.

3

Market Opportunity

Jade remains a unique, sentimental, high-end gemstone in China, with export revenues of approximately $23,000,000 in the first quarter of 2018. While the Chinese market is keen on translucency and color, the western market is keen on artistry, carving details, and especially originality. During the previous fiscal year (2016-2017), Myanmar exported over 11,000 tons of raw jade, worth approximately $250,000,000 to neighboring markets, especially China. The total export value of mineral products from China, including jade, was approximately $865,000,000 in the last fiscal year. The foregoing statistics are based solely on management’s opinion or belief.

Marketing and Distribution

Marketing will be done through a variety of channels, including the Internet, networking, trade shows, social media, and influencer marketing. In addition, print advertising will target carefully chosen audiences. The distribution channels will be retail branch locations and online through the We Chat platform.

Target Market

JS Beauty Land Network Technology, Inc. anticipates that the primary customers of its products and services will be:

●	Men between 30 and 44 Years - Management believes that this market has a high interest in the purchase of high-end jade jewelry.
●	Luxury Market - Luxury jewelry sales.
●	Junior Buyers – According to Chinese traditions, people give longevity locks, bracelets, and necklaces to children as goodwill tokens and as a way of wishing them a healthy and happy life.
●	Wedding Market - It is estimated that more than 50% of sales are related to weddings.
●	Festival Market - Jewelry sales influenced by festivals and anniversaries. Most people buy jewelry as a gift to celebrate birthdays and festivals, especially the Lunar New Year and Qixi Festival (the Chinese equivalent of Valentine’s Day).

The Jade and Jadeite Market in China

Jadeite is the purest form of the stone, an almost translucent substance that comes in a multitude of colors, from deep greens to lavender, white, and black. It is the hardest and most valuable form of the stone and most often turned into jewelry. Nephrite is a lesser quality jade that also comes in an array of colors. Because of its cloudy nature, it is mostly used for carvings. Jade is highly sensitive and most expensive in its purest form. Any alteration or treatment significantly reduces its value. Chinese demand for high-quality jadeite continues to grow from wealthy and middle-class citizens. This, coupled with the dwindling raw jade stocks in Myanmar, which supplies the vast majority of the world’s jade and is the only source of high-quality stone, has contributed to rising jadeite prices in China. There is growing emphasis on quality factors like color and translucency from collectors, which is driving the demand for jadeite, among other jade products. Jade is regarded as a high end, unique and sentimental product, with Chinese clients keen on translucency and color. Western buyers are keener on artistry, carving details, and, especially, originality.

Potential Acquisitions

As an adjunct to its business strategy, the Company will also seek to identify potential acquisitions which are involved in the operation of jewelry manufacturing facilities and jewelry retailers in China, particularly those dealing in fine emerald and jade jewelry.

4

Company Funding

To date, all funding has been provided on a loan basis. At September 30, 2018, the aggregate amount of such loans was $103,833, of which $76,958 was payable to related parties. These loans are non-interest bearing and are due on demand. To date, these advances are not the subject of any written agreements, however, if not repaid in the short term, the Company may enter into formal loan agreements with respect to these obligations in the future. The Company expects that these advances will be repaid from equity raised in China. In addition, the Company has accounts payable to certain vendors who have provided services to the Company aggregating $6,800. This funding has been utilized to fund the formation of the Company and legal and accounting services incurred in connection with the Company becoming a US reporting company.

The Company intends to undertake to raise approximately $5,000,000 in new investment, exclusively from investors located in China. In this regard, the Company intends to primarily offer equity investment in the form of common stock or convertible debt. The Company believes that these funds can be raised within a 12-month period, but there is no guarantee that this will occur. These funds would be used for general corporate purposes and to expand sales channels in China and internationally.

Capital Formation

JS Beauty Land Network Technology Inc., shareholders equity capital formation.

The company was formed on May 8, 2018, with no capital. Thereafter, the Company issued 1,000,000 shares of founder’s capital to Faxian Qian at $0.001 per share for an aggregate of $1,000. In August and September 2018, the Company sold an additional 371,428 at investors in China for prices ranging from $0.25 per share to $0.50 per share for aggregate proceeds of $118,957.

Following December 31, 2018, the Company will clearly require additional funding for ongoing operations. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

5

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

6

This Prospectus

The 1,000,000 shares to be issued in connection with this Offering, together with the 456,425 shares being sold by Selling Shareholders would not be eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares sold in that offering.

THE OFFERING

Shares currently outstanding	1,456,425 shares(1)
Shares offered by the Company Shares offered by selling shareholders	1,000,000 shares 456,425 shares
Use of proceeds (shares offering by the Company)	Working capital and general corporate purposes.

(1)	Shares outstanding as December 1, 2018

USE OF PROCEEDS

If the Company’s Offering of 1,000,000 new shares is fully subscribed, the Company will raise the gross amount of $1,000,000. The following shows use of the proceeds of the Company Offering at various levels of funding commitments.

Assuming Gross $1 million raised (100% of shares offered):	$1,000,000 for working capital and general corporate purposes

Assuming Gross $800,000 raised (80% of shares offered):	$800,000 for working capital and general corporate purposes

Assuming Gross $500,000 raised (50% of shares offered):	$500,000 for working capital and general corporate purposes

Assuming Net $250,000 raised (25% of shares offered):	$250,000 for working capital and general corporate purposes

7

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We have a limited operating history and have not yet generated revenues.

We are an early stage business that was founded in 2018, with no operating history from which to evaluate its business prospects. We have accrued accumulated net losses from our date of inception. We face risks encountered by early stage companies in general, including but not limited to: difficulty in raising sufficient funding to achieve growth objectives, uncertainty of market acceptance of our products and services, and the ability to attract and retain qualified personnel. There can be no guarantees that we will be successful in managing these risks, and if we are unsuccessful in doing so, our shareholders face the risk of losing their entire investment.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). If the Company is a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, specifically: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information. Thus, a shareholder of the Company may not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” registration statement filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

We may be considered a “Blank Check” Company

The Company may be a “Blank Check” company as defined in Rule 419 promulgated under the Securities Act of 1933, as amended. If we are a “Blank Check” company, we will need to comply with the rules and regulations in Rule 419 related to the sales of securities and deposit of the proceeds of such sales and the certificates related thereto into an escrow or trust, which proceeds will not be available to the Company until the completion of a transaction pursuant to an acquisition agreement (See Rule 419 (e)). If this requirement is deemed to be applicable, the Company may not have sufficient funds to continue operations until a qualifying acquisition is completed.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated July 10, 2018 our independent auditors stated that our financial statements for the period ended June 30, 2018 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment. Without immediately raising additional funding, we will run out of funds in the near term. To fund the Company’s ongoing operating expenses, the Company will clearly require additional funding for ongoing operations and to finance ongoing business pursuant to its business plan. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

8

We are not profitable and have limited access to capital.

We are not currently profitable, there is no guarantee that we will ever become profitable, and if we do become profitable, this is no guarantee that we will remain profitable. We may need to raise additional financing to support our operations and such financing(s) will be dilutive to our stockholders. There is no guarantee that we will be able to raise such additional financing on terms acceptable to us or our stockholders, or even to raise such additional financing at all.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. We estimate that we will need a minimum of US$5,000,000 to successfully achieve our short-term goals. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our officers and directors lack experience in running a public company.

Our officers and directors have either limited or no experience in the management and governance of a public company and will significantly look to the advice of outside professionals in this regard. This lack of experience could lead to such officers and directors making decisions that either lack business judgment or are inconsistent with applicable principals of corporate governance. To the extent this occurs, the Company could be detrimentally affected and shareholders’ investments may be jeopardized.

We may not be successful in competing with current and future participants in our industry.

We may not be successful in competing against current and future participants in our market sector. Some of our competitors may have longer operating histories, possess greater industry and brand name recognition, and/or have significantly greater financial, technical, and marketing resources than we do.

We may not be able to negotiate and complete any acquisitions on terms favorable to the Company.

The business plan of the Company includes the possibility of identifying and completing acquisitions of targeted companies in the high-end jewelry manufacturing and retailing industries. We may not be able to complete any such acquisitions in the near or long term, and if we do, such acquisitions may not be on terms that are favorable to the Company.

Unfavorable changes in market and economic conditions could affect the demand for high-end jewelry.

The demand for and price of high-end jewelry has historically been positively and negatively affected by various economic factors both in the industry and generally, any or all of which could result in the demand for high-end jewelry being adversely affected.

Risks Related to Ownership of the Company’s Common Stock

There is no public trading market for our common stock and you may not be able to resell our common stock.

There is no established public trading market for our securities and our shares are not and have not been quoted on any exchange or quotation system. We have not applied for quotation on any quotation system or exchange and the Company will need a market maker to apply for the quotation of our common stock. We cannot assure you that any market maker will agree to make a market in our common stock. In the absence of a trading market, you may not be able to liquidate your investment, which could result in the loss of your investment.

9

Future issuances of our common stock would dilute the interests of existing shareholders.

We intend to issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock would have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale could have an adverse effect on the market price of our common stock.

Acquisitions in the future may result in the demand for significant additional funding which may result in substantial dilution to existing shareholders.

If we engage in any acquisition activity in the future, we may require funding which will result in significant dilution to our existing shareholders. The financial results of acquired businesses may not achieve expectation which may significant impact our per share earnings, and thus, the value of our stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common stock. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

If our common stock is ultimately listed on a public exchange, application of the Securities and Exchange Commission “penny stock” rules could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

If our common stock is ultimately listed on a public exchange, it is likely that such shares will be trading for some period at less than $5.00 per share and are therefore will be subject to the U.S. Securities and Exchange Commission (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell your shares of our common stock.

We have yet to establish internal control over our financial reporting which will be required if and when we become a reporting issuer.

If we become a non-venture issuer (as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) or a public company in the U.S., we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. At such time, we will be required to assess the effectiveness of our internal control over financial reporting on a periodic basis. We are in the process of designing, implementing, and documenting the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. Because of our limited resources, we may be unable to remediate the identified material weaknesses in a timely manner, or additional control deficiencies may be identified. As a result, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated, result in the loss of investor confidence and cause the market price of our securities to decline.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our Company.

We do not expect that internal control over financial accounting and disclosure, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

10

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U.S. Federal legislation, including the Sarbanes-Oxley Act of 2002 (the “SOX Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted many of these other corporate governance measures and, since our securities are not listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.

We will incur increased costs as a reporting issuer that may affect our profitability.

We currently operate as a private company in Nevada. As a publicly-reporting company in the U.S. we will be subject to applicable U.S. securities laws relating to public disclosure. Public disclosure generally involves a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly. Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

In the event a market develops for our common stock, the trading may be highly volatile.

In the event a market develops for our common stock, the market price of our common stock may be highly volatile, as is the stock market in general, and the market for OTC Market quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

As a reporting issuer, compliance requirements may make it more difficult to attract and retain officers and directors.

Applicable US securities laws, the SOX Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. Upon the closing of the Arrangement, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. We also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

11

Because our sole director and officer owns approximately 73% of the Common Stock of the Company, he can exert significant control over our business and affairs and have actual or potential interests that may depart from other shareholders, if any.

Our sole director and executive officer (Faxian Qian) owns, collectively and beneficially, approximately 73% of the outstanding shares of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other shareholders, if any. As a result, in addition to his board seat and offices, Mr. Qian will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, if any, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Articles of Incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Mr. Qian’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our by-laws and intend to adopt provisions in our Articles of Incorporation, which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Such provisions substantially limit our shareholders’ ability to hold officers and directors liable for breaches of fiduciary duty and may require us to indemnify our officers and directors.

As an “emerging growth company” under applicable law, we may be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the SOX Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an “emerging growth company” for up to five years, although if the market value of the shares of our common stock that are held by non-affiliates exceed $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. Because of the lessened regulatory requirements discussed above, our stockholders will be left without information or rights available to stockholders of more mature companies.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

12

We have conducted no market research or identification of business opportunities, which may affect our ability to implement our business plan.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for our business consistent with our business plan. Our business is subject to all of the risks associated with an early stage business. As such, there is a risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to pursue our business plan on terms favorable to us.

If we do not use our funds in an efficient manner, our business may suffer.

Our board of directors will retain broad discretion as to the use of Company funds based upon market and business conditions. Accordingly, our shareholders will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of any of our available funds. We cannot guarantee that we will make the most efficient use of our available funds or that you will agree with the way in which such funds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition.

No legal or tax advice.

A holding in our common stock may involve certain material federal and state tax consequences. Shareholders should not rely on the Company for legal, tax, or business advice. Shareholders are encouraged to consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning their investment in the Company.

Miscellaneous Risk Factors

Forward-looking statements made by the Company may prove to be untrue or unachievable.

This Registration Statement on Form 10 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to JS’s future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause JS’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Certain or all of these forward-looking statements may prove to be untrue or may never be accomplished or achieved. If such were to occur, the operations and financial prospects of the Company could be materially impaired, which could have a significant detrimental impact your investment in the Company.

Our success depends on the skills and expertise of our management.

There is no guarantee that they will manage our business successfully and that our operations will be successful in their businesses. We do not have an employment agreement with our management, nor do we carry life or disability insurance on them. The loss of the services of any member of our management, for any reason, or the failure of our tenants to properly manage their businesses, may have a material adverse effect on your investment in the Company.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will run out of funds approximately December 31, 2018. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following December 31, 2018, the Company will clearly require additional funding for ongoing operations and to finance additional products and services it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

13

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to consumer spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to accept our products and services. An overall decline in the economy could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

14

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their insurance, lead to dilution of existing shareholders.

As of December 1, 2018, 1,371,428 shares were issued and outstanding and we expect to issue up to an additional 1,000,000 shares in this Offering. At this time, the Company is authorized to issue an additional 98,628,572 shares of common stock and 10,000,000 shares of preferred stock. These additional shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, Preferreds or privileges senior to those of the rights of holders of our Common Shares and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Common Shares or Preferred Shares by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Shares.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may not have adequate insurance coverage

We currently have only general liability insurance and we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive national, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

15

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading, there can be no assurance as the prices at which our Common Shares will trade if a trading market develops, of which there can be no assurance. Until our Common Shares are fully distributed and an orderly market develops, (if ever) in our Common Shares, the price at which it trades is likely to fluctuate significantly.

Prices for our Common Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Common Shares, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our Common Shares. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our Common Shares are illiquid and subject to price volatility unrelated to our operations

The market price of our Common Shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, could adversely affect the market price of our Common Shares and could impair our ability to raise capital through the sale of our equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. Our failure to apply these funds effectively could have a material adverse effect on our business, stunt the growth of our business domestically and in foreign markets, and cause the price of our Common Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Common Share being offered is substantially higher than the net tangible book value per Common Share, you will suffer substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Based on the offering price of $1.00 per share, if you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of $0.59 per share in the net tangible book value of the Common Shares if the Offering is fully subscribed. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Shares in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Shares or other securities may adversely affect our Common Share price.

In order to raise additional capital, we may in the future offer additional shares of our Common Shares or other securities convertible into or exchangeable for our common stock, including but not limited to Preferred Shares and convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Common Shares or securities convertible into Common Shares in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of Common Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Shares. We cannot predict the effect, if any, that market sales of those shares of Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares.

16

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or other Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If the market does not accept or embrace our offerings of products, our business may fail.

The products we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept our products and services, or any of them. If the public fails to accept our products and services to a satisfactory degree, our business may fail.

Our market is highly competitive.

The market for high end jewelry is highly competitive and many competitive companies and products will be far better financed and capitalized and have substantially greater resources than ours. While we believe that our products and services are competitive with services provided by other companies, there is no guarantee that we will be able to effectively compete against them, and if we do not effectively compete, our business may fail.

result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward- looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward- looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

17

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Our common stock is not listed on a public exchange and we have yet to obtain a trading symbol and authorization to commence trading in the United States. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Our historical net tangible book value as of September 30, 2018 was approximately $38,561 (not including a liability for shares to be issued). Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2018.

After giving effect to the sale of 1,000,000 shares of our Common Stock and in this offering at the public offering price of $1.00 per share of common stock and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2018 would be approximately $1,006,384 or approximately $0.42 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.41 per share to our existing Common stockholders, and an immediate dilution of approximately $0.59 per Common Share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assuming 1,000,000 shares sold in Offering (100% of shares offered) with gross proceeds of $1,000,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of June 30, 2018	$0.03
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.41
As adjusted net tangible book value per Ordinary Share after this offering	$0.42
Dilution per share to investors participating in this offering	$(0.59)

Assuming 800,000 shares sold in Offering (80% of shares offered) with gross proceeds of $800,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2017	$0.03
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.35
As adjusted net tangible book value per Ordinary Share after this offering	$0.37
Dilution per share to investors participating in this offering	$(0.65)

18

Assuming 500,000 shares sold in Offering (50% of shares offered) with gross proceeds of $500,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2017	$0.03
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.25
As adjusted net tangible book value per Ordinary Share after this offering	$0.27
Dilution per share to investors participating in this offering	$(0.75)

Assuming 250,000 shares sold in Offering (25% of shares offered) with gross proceeds of $250,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2017	$0.03
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.13
As adjusted net tangible book value per Ordinary Share after this offering	$0.16
Dilution per share to investors participating in this offering	$(0.87)

The foregoing discussion and table are based on 1,371,428 shares of Common Stock outstanding as of December 1, 2018.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders

As of December 1, 2018, there were 36 record holders of our Common Shares. As of December 1, 2018, there were 1,371,428 Common Shares issued and outstanding. No public market currently exists for shares or Preferred shares. We intend to apply to have our shares initially listed for quotation on the OTCQB, OTCQX, NYSE MKT or NASDAQ and/or other trading market(s).

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

19

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Equity Compensation Plan Information

We have no outstanding stock option or other equity compensation plans.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our shareholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company has appointed Equity Stock Transfer, New York, NY as the Company’s stock transfer agent.

Dividend Policy

We have not previously declared or paid any dividends on our shares and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our shares is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition as of September 30, 2018 and results of operation for the period from May 8, 2018 (inception) to September 30, 2018 and the three months ended September 30, 2018 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.

Forward Looking Statements

This Report on Form S-1 contains, in addition to historical information, certain forward-looking statements regarding JS Beauty Land Network Technology Inc. (the “Company” or “JS”, also referred to as “us”, “we” or “our”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this Form S-1 generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” detailed in the Company’s Form S-1 registration statement and matters described in this Form S-1 generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

For the period from May 8, 2018 (date of inception) to September 30, 2018, the financial statements have been prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (United States).

OVERVIEW

JS Beauty Land Network Technology Inc. (the “Company” or “JS”) is a Nevada corporation incorporated on May 8, 2018. The Company is a development stage company whose operations are in their early stage. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated party set up a new company, Jiangsu Meiyunmei Technology Inc. (“MYM”), in China. The Company owns 99% of the common shares of MYM. MYM MYM’s business plan is to operate jewelry manufacturing facilities and retailers in China, particularly dealing in fine emerald and jade jewelry. MYM has yet to commence operations. MYM intends to target high-end jewelry consumers and investors and collectors of fine jade jewelry. In the longer term, MYM intends to operate a franchising business for retail sales of fine jewelry.

During the period from May 8, 2018 (date of inception) to September 30, 2018, the Company was an early stage company which was only engaged in initial capital formation and general and administrative activities related to formation of the company. No comparison to prior periods are available in this discussion.

Summary of Results

May 8, 2018 to September 30, 2018
Revenues	$-
Net (loss)	$(85,934)
Basic and diluted earnings (loss) per share	$(0.13)

There is no comparable financial information for any prior periods as the Company was formed on May 8, 2018.

21

Financial Overview for the Period from Inception on May 8, 2018 Through September 30, 2018

The Company did not have any active operations from May 8, 2018 (date of inception) to September 30, 2018. The Company had no revenues during the period from May 8, 2018 (date of inception) to September 30, 2018 and incurred an aggregate of general and administrative expense of $86,010 during the period. The expense was primarily attributable to professional fees attributable to the Company’s formation and capital raising activities.

LIQUIDITY AND FINANCIAL CONDITION

Liquidity and Capital Resources

The Company had cash of $126,596 as of September 30, 2018. The Company has limited funds to continue its operations beyond that date absent raising capital or additional contributions from its founders.

As at September 30, 2018, our current assets were $133,149 (no comparable amounts for December 31, 2017), consisting of cash and inventory. As at September 30, 2018, our current liabilities were $229,590 (no comparable amounts for December 31, 2017). Stockholder’s deficit was $80,396 as of September 30, 2018 (no comparable amounts for December 31, 2017).

To date, all funding has been provided on a loan basis. At September 30, 2018, the aggregate amount of such loans was $103,833, of which $76,958 was payable to related parties. These loans are non-interest bearing and are due on demand. To date, these advances are not the subject of any written agreements, however, if not repaid in the short term, the Company may enter into formal loan agreements with respect to these obligations in the future. The Company expects that these advances will be repaid from equity raised in China. In addition, the Company has accounts payable to certain vendors who have provided services to the Company aggregating $6,800. This funding has been utilized to fund the formation of the Company and legal and accounting services incurred in connection with the Company becoming a US reporting company.

The Company intends to undertake to raise approximately $5,000,000 in new investment, exclusively from investors located in China. These funds would be used for general corporate purposes and to expand sales channels in China and internationally. In gross terms, the Company believes that it will require an additional amount of at least $250,000 and as much as $500,000 to merely fund its general and administrative expense, limited operations and securities law compliance for the next twelve months. There is no guarantee that these or any amounts can be raised during this period. The Company does not intend to raise any funds in the United States until it has commenced operations in China.

There is no guarantee that we will be able to raise any additional capital and we have no current commitments for any such financing. The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of September 30, 2018. There were 1,000,000 shares of common stock issued and outstanding at September 30, 2018. In June 2018, the Company sold 1,000.000 shares of common stock at $0.001 per share for a total consideration of $1,000 to its founder.

In August 2018, the Company sold 67,428 shares of common stock at $0.25 per share for total of $16,857 to 6 unrelated parties.

In September 2018, the Company sold 124,000 shares of common stock at $0.25 per share for total of $31,000 to 12 unrelated parties.

In September 2018, the Company sold 126,000 shares of common stock at $0.35 per share for total of $44,100 to 12 unrelated parties.

In September 2018, the Company sold 54,000 shares of common stock at $0.5 per share for total of $27,000 to 5 unrelated parties.

22

The 371,428 shares sold in August and September 2018 have not been issued yet as of the report date.

These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

CRITICAL ACCOUNTING POLICIES

Use of estimates

The preparation of our financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Estimates and judgments used are based on management’s experience and the assumptions used are believed to be reasonable given the circumstances that exist at the time the financial statements are prepared. Actual results may differ from these estimates.

Emerging Growth Company

The Company has made an election to be an emerging growth company as defined under the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”). Included with this election, the Company has also irrevocably elected to use the provisions within the Jobs Act that allow companies that go public to continue to use the private company adoption date rules for new accounting policies. In this regard, the Company has made an irrevocable election to use the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. Should the Company obtain revenues in excess of $1 billion on an annual basis, have its non-affiliated market capitalization increase to over $700 million as of the last day of its second quarter, or raise in excess of $1 billion in public offerings of its equity or instruments directly convertible into its equity, it will forfeit its status under the Jobs Act as an emerging growth company.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

None.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

None.

PROPERTIES

Offices

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of December 1, 2018, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of shares	Percentage Owned (1)(2)
Faxian Qian No. 99,Taihu Road, Yancheng Jiangsu Province, China	1,000,000	72.92%

(1) This table is based upon 1,371,428 shares issued and outstanding as of December 1, 2018.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

23

FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA

The following statement of selected operations data contains balance sheet and statement of operations data as of September 30, 2018. Since the Company’s date of inception was May 8, 2018, there is no comparable data. The statement of operations data and balance sheet data as of and for the period ended September 30, 2018 were derived from the audited financial statements. Such financial data should be read in conjunction with the financial statements and the notes to the financial statements incorporated herein and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of 9/30/2018
Balance Sheet Data:
Assets	$149,194
Liabilities	$229,590
Total Shareholders’ Equity (Deficit)	$(80,396)
Statement of Operations Data (from inception (May 8, 2018):
Revenue	$-
Operating Income/(Expenses)	$86,010
Other Expenses	$76
Net Loss	$(85,468)
Basis and Diluted Loss Per Share	$(0.13)
Weighted Average Number of Shares Outstanding	641,379

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Faxian Qian	53	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Faxian Qian, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Mr. Qian has been the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director of the Company since May 2018. From 2018, he has been Chairman of Jiangsu Meijie Overseas Company. From 2016-2018, he served as general manager of Shanghai Yuanchi Jewelry Co., Ltd., a designer of fine jewelry. From 2013 to 2016, he served as Chief Executive Officer of Zhejiang Express Culture Media which was involved in the innovative development of the cultural industry. He has worked closely with Zhejiang Institute of Technology with respect to the development of a gem design course. Mr. Qian received a bachelor degree from Suzhou University in 1985 with a specialty in textiles.

Related Party Transactions

$76,958 is due to Faxian Qian, the sole officer and director of the Company, as of September 30, 2018. The amount due derives from advances of operating expenses made by Mr. Qian and are unsecured, non-interest bearing, and due on demand.

24

EXECUTIVE COMPENSATION

During 2018, through December 1 we have either paid or will pay the following amounts as executive compensation:

Name	Compensation 2018	Positions
Faxian Qian	None	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 1, 2018.

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Price of the Registrant’s Common Shares

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our Common Shares. Under applicable law, we may declare and pay dividends on our Common Shares either out of our surplus, as defined in applicable law, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with applicable law, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a Preferred upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any of our shares until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a Preferred upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

In June 2018, the Company issued 1,000,000 shares of founder’s capital to Faxian Qian at $0.001 per share for an aggregate of $1,000. In August and September 2018, the Company sold an additional 371,428 at investors in China for prices ranging from $0.25 per share to $0.50 per share for aggregate proceeds of $118,957.

25

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000 shares of its Common and 10,000,000 shares of its Preferred Stock. As of December 1, 2018, there were 1,317,428 Common shares issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Shares

Holders of our Common shares are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our Preferred shares, our Common shareholders are entitled to any dividends that may be declared by our board. Holders of our Common shares are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our Common shares have no preemptive rights to purchase shares. Our Common shares are not subject to any redemption provisions and are not convertible into any other class of shares. All outstanding Common shares are, and the Common shares to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our Common shares will be subject to those of the holders of any shares of our Preferred shares we may issue in the future.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name (1)	Shares of Common Stock Owned Prior to the Offering	Shares of Common Stock to be Sold (2)	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned After the Offering
陈秀CHEN,XIU	12,140	12,140	0	0.00%
陈梅CHEN,MEI	11,140	11,140	0	0.00%
周琴ZHOU,QIN	11,148	11,148	0	0.00%
方利利FANG,LILI	12,000	12,000	0	0.00%
袁国富YUAN,GUOFU	11,000	11,000	0	0.00%
卞苏兰BIAN,SULAN	11,000	11,000	0	0.00%
赵月娥ZHAO,YUEE	11,000	11,000	0	0.00%
王本中WANG,BENZHONG	11,000	11,000	0	0.00%
董存兰DONG,CUNLAN	11,000	11,000	0	0.00%
唐海霞TANG,HAIXIA	10,000	10,000	0	0.00%
顾宫GU,GONG	10,000	10,000	0	0.00%
周政ZHOU,ZHENG	10,000	10,000	0	0.00%
姜锦华JIANG,JINHUA	10,000	10,000	0	0.00%
周亚琴ZHOU,YAQIN	10,000	10,000	0	0.00%
杨阳YANG,YANG	10,000	10,000	0	0.00%
苟翠萍GOU,CUIPING	10,000	10,000	0	0.00%
崔柏CUI,BAI	10,000	10,000	0	0.00%
王兰云WANG,LANYUN	10,000	10,000	0	0.00%
茅艳风MAO,YANFENG	10,000	10,000	0	0.00%
方玲FANG,LING	10,000	10,000	0	0.00%
骆艾芹LUO,AIQIN	10,000	10,000	0	0.00%
周剑臣ZHOU,JIANCHEN	10,000	10,000	0	0.00%
蔡汉萍CAI,HANPING	10,000	10,000	0	0.00%
徐凤兰XU,FENGLAN	10,000	10,000	0	0.00%
蒋泉方JIANG,QUANFANG	11,000	11,000	0	0.00%
尹恒芹YIN,HENGQIN	11,000	11,000	0	0.00%
曹云CAO,YUN	11,000	11,000	0	0.00%
王龙海WANG,LONGHAI	11,000	11,000	0	0.00%
董建丽DONG,JIANLI	11,000	11,000	0	0.00%
申国军SHEN,GUOJUN	11,000	11,000	0	0.00%
李凤琴LI,FENGQIN	10,000	10,000	0	0.00%
王秀英WANG,XIUYING	10,000	10,000	0	0.00%
陈玉梅CHEN,YUMEI	12,000	12,000	0	0.00%
焦保国JIAO,BAOGUO	10,000	10,000	0	0.00%
韩珍HAN,ZHEN	12,000	12,000	0	0.00%
FAXIAN QIAN	1,000,000	85,000	915,000	66.72%

TOTALS	1,371,428	456,428	915,000	66.72%

(1)	All shares are owned of record and beneficially unless indicated otherwise. Beneficial ownership information for selling shareholders is provided as of December 1, 2018, based upon information provided by the selling shareholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling shareholders are under no obligation known to us to sell any shares of common stock at this time.

26

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby at the offering price of $1.00 per share up to this maximum amount. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the Company or selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once sold under the registration statement, of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

Our financial statements for the period ended June 30, 2018 along with the related consolidated statements of operations, shareholders’ equity and cash flows in this prospectus have been audited by TAAD LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC- 0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

27

FINANCIAL STATEMENTS

Our consolidated financial statements of commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

ITEM 1. FINANCIAL STATEMENTS

1.	Financial Statements for the period ended June 30, 2018 (Audited)

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

JS Beauty Land Network Technology Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JS Beauty Land Network Technology Inc. (the “Company”) as of June 30, 2018, and the related statement of operations, stockholders’ deficit, and cash flows for the period from May 8, 2018 (inception) to June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2018.

Diamond Bar, California

July 10, 2018

F-1

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

BALANCE SHEET

June 30, 2018

ASSETS

Current Assets
Cash and cash equivalents	$1,000

Total Assets	$1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$14,500
Other payable	16,875
Total Liabilities	31,375

Stockholders’ Deficit
Preferred stock, $0.001 par value, 10,000,000 Shares authorized, none issued and outstanding at June 30, 2018	-
Common stock, $0.001 par value, 100,000,000 Shares authorized, 1,000,000 shares outstanding as of June 30, 2018	1,000
Additional paid in capital	-
Accumulated deficit	(31,375)
Total stockholders’ deficit	(30,375)
Total Liabilities and Stockholders’ Deficit	$1,000

The accompanying notes are an integral part of these audited financial statements.

F-2

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF OPERATIONS

For the Period from May 8, 2018 (Inception) to June 30, 2018

Revenue	$-
Cost of Revenues	-
Gross Profit	-

Operating expenses	31,375

Operating Loss	(31,375)

Other income (expense):
Bank charges	-
Other income (expense)	-

Loss before income taxes	(31,375)

Income Tax Expense	-

Net loss	$(31,375)

Loss per share - basic and diluted	$(0.03)

Weighted average shares-basic and diluted	$1,000,000

The accompanying notes are an integral part of these audited financial statements.

F-3

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance May 8, 2018 (Inception)	-	$-	$-	$-	$-

Share issuance for cash	1,000,000	1,000	-	-	1,000
Net loss	-	-	-	(31,375)	(31,375)

Balance June 30, 2018	1,000,000	$1,000	$-	$(31,375)	$(30,375)

The accompanying notes are an integral part of these audited financial statements.

F-4

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF CASH FLOWS

For the Period from May 8, 2018 (Inception) to June 30, 2018
OPERATING ACTIVITIES
Net loss	$(31,375)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued liabilities	14,500
Other payable	16,875
Net cash used in operating activities	-

FINANCING ACTIVITIES
Shares issued for cash	1,000
Net cash provided by financing activities	1,000

Net increase in cash	1,000

Cash, beginning of period	-

Cash, end of period	$1,000

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-
Interest	$-

The accompanying notes are an integral part of these audited financial statements.

F-5

JS BEAUTY LAND NETWORK INC.

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We’ or “Us”) is a Nevada corporation incorporated on May 8, 2018. At this time, the Company has yet to commence operations. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $1,000 as of June 30, 2018.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $1,000 as of June 30, 2018.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2018, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2018, there are no outstanding dilutive securities.

F-6

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $31,375 during the period from May 8, 2018 (Inception) to June 30, 2018. The Company had a working capital deficit of $30,375 and an accumulated deficit of $31,375 as of June 30, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of June 30, 2018, the Company had accrued professional fees of $14,500.

F-7

NOTE 4 – OTHER PAYABLE

Other payable amounted to $16,875 as of June 30, 2018 are fees paid on behalf of the Company by an unrelated party. The amount of other payable is unsecured, non-interest bearing, and due on demand.

NOTE 5 – INCOME TAX

The Company is incorporated in United States and is subject to corporate income tax rate of 21%. The Company is subject to United States of America tax law. As of June 30, 2018, the operations in the United States of America incurred approximately $31,375 of cumulative net operating losses that can be carried forward to offset future taxable income. The net operating loss carry forwards as of June 30, 2018 will expire in the year of 2034 to 2036 if not utilized. The Tax Cuts and Jobs Act limits the maximum deduction for net operating loss carryforwards and permits an indefinite carryforward period for net operating losses incurred in taxable years beginning after December 31, 2017. The Company has provided full valuation allowance for the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

NOTE 6 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of June 30, 2018. There are 1,000,000 shares of common stock outstanding as of June 30, 2018.

In June 2018, the Company issued 1,000,000 shares of common stock at $0.001 per share to the Company’s CEO for $1,000.

NOTE 7 - SUBSEQUENT EVENT

Management has evaluated subsequent events through July 10, 2018, the date that the financial statements were available to be issued. All subsequent events requiring recognition as of July 10, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-8

2.	Financial Statements for the quarter ended September 30, 2018 (Unaudited)

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

September 30, 2018

ASSETS
Current Assets
Cash and cash equivalents	$126,596
Inventory	6,553
Total Current Assets	133,149

Property And Equipment, Net	16,045

Total Assets	$149,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$6,800
Due to related party	76,958
Other payable	26,875
Shares to be issued	118,957
Total Liabilities	229,590

Stockholders’ Deficit
Preferred stock, $0.001 par value 10,000,000 shares authorized; none issued and outstanding at September 30, 2018	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 1,000,000 shares issued and outstanding at September 30, 2018	1,000
Additional paid in capital	-
Accumulated deficit	(85,468)
Accumulated other comprehensive loss	4,493
Total JS Beauty Land Network Technology Inc.’ deficit	(79,975)

Non-controlling interest	(421)
Total stockholders’ deficit	(80,396)

Total Liabilities and Stockholders’ Deficit	$149,194

The accompanying notes are an integral part of these unaudited financial statements.

F-9

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the three months ended September 30, 2018	For the Period from May 8, 2018 (Inception) to September 30, 2018

Revenue	$-	$-
Cost of Revenues	-	-
Gross Profit	-	-

Operating expenses	54,635	86,010

Operating Loss	(54,635)	(86,010)

Other income (expense)
Other income	7	7
Other income - related parties	69	69
Other income (expense)	76	76

Loss before income taxes	(54,559)	(85,934)

Income Tax Expense	-	-

Net loss	$(54,559)	$(85,934)

Less: net income attributable to non-controlling interest	(466)	(466)
Net loss attributable to JS Beauty Land Network Technology Inc.	(54,093)	(85,468)

Other comprehensive income
Foreign currency translation gain	4,493	4,493

Total Comprehensive Loss Attributable to JS Beauty Land Network Technology Inc.	$(49,600)	$(80,975)

Loss per share - basic and diluted	$(0.05)	$(0.13)

Weighted average shares- basic and diluted	1,000,000	$641,379

The accompanying notes are an integral part of these unaudited financial statements.

F-10

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period from May 8, 2018 (Inception) to September 30, 2018
OPERATING ACTIVITIES
Net loss	$(85,934)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued liabilities	6,800
Inventory	(6,910)
Due to a related party	80,778
Other payable	26,875
Net cash provided by operating activities	21,609

INVESTING ACTIVITIES
Purchase of plant and equipment	(17,813)
Proceeds from disposal of plant and equipment	891
Net cash used in investing activities	(16,922)

FINANCING ACTIVITIES
Proceeds from shares to be issued	118,957
Shares issued for cash	1,000
Net cash provided by financing activities	119,957

Effect of exchange rate fluctuation on cash and cash equivalents	1,953

Net increase in cash	126,596

Cash, beginning of period	-

Cash, end of period	$126,596

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-
Interest	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-11

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

Notes to Unaudited Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We’ or “Us”) is a Nevada corporation incorporated on May 8, 2018. The Company is a development stage company whose operations are in their early stage. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated party established a subsidiary company, Jiangsu Meiyunmei Technology Inc. (“MYM”), in China. The Company owns 99% of the common shares of MYM. MYM’s business plan is to operate jewelry manufacturing facilities and retailers in China, particularly dealing in fine emerald and jade jewelry. MYM intends to offer jewelry both in a retail setting and through online channels. MYM has yet to commence operations. MYM intends to target high-end jewelry consumers and investors and collectors of fine jade jewelry. In the longer term, MYM intends to operate a franchising business for retail sales of fine jewelry.

BASIS OF PRESENTATION

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements include the financial statements of JS and its subsidiary MYM. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited financial statements. Such unaudited financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying unaudited financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the period ended September 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018.

Non-controlling interests

Non-controlling interests represents the individual shareholder’s proportionate share of 1% of equity interest in Jiangsu Meiyunmei Technology Inc.

USE OF ESTIMATES

The preparation of unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $126,596 as of September 30, 2018.

F-12

INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of purchasing of finished goods. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

PROPERTY, PLANT AND EQUIPMENT

Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Office equipment	3–5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statement of income in other income and expenses.

CONCENTRATION OF RISK

The Company incurs expense transactions that are denominated in RMB. A portion of the Company’s subsidiary’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies that require certain supporting documentation in order to affect the remittance.

As of September 30, 2018 and December 31, 2017, $115,549 and $0, respectively, of the Company’s cash were on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $126,596 as of September 30, 2018.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2018, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2018, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the unaudited financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

F-13

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $85,934 during the period from May 8, 2018 (Inception) to September 30, 2018. The Company had a working capital deficit of $96,441 and an accumulated deficit of $85,468 as of September 30, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – INVENTORY

As of September 30, 2018, the Company had inventory of finished goods $6,553.

NOTE 4 – PROPERTY AND EQUIPMENT

As of September 30, 2018, the Company had property and equipment of $16,045. Property and equipment consisted of the office furniture. As of September 30, 2018, Property and equipment had not yet begun to use.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of September 30, 2018, the Company had accrued professional fees of $6,800.

F-14

NOTE 6 - RELATED PARTIES

Due to a related party amounted to $76,958 as of September 30, 2018. The amount due to a related party, CEO of the Company, Faxian Qian, are operating expenses made by a related party and are unsecured, non-interest bearing, and due on demand.

Other income form related parties amounted $69 as of September 30, 2018. Other income are net income from fixed assets disposed to two shareholders.

NOTE 7 – OTHER PAYABLE

Other payable amounted to $26,875 as of September 30, 2018 and are payments. Other payables are amounts due to unrelated parties other than its normal purchases for inventory. The amount of other payable is unsecured, non-interest bearing, and due on demand.

NOTE 8 – SHARES TO BE ISSUED

In August 2018, the Company sold 67,428 shares of common stock at $0.25 per share for total of $16,857 to 6 unrelated parties.

In September 2018, the Company sold 124,000 shares of common stock at $0.25 per share for total of $31,000 to 12 unrelated parties.

In September 2018, the Company sold 126,000 shares of common stock at $0.35 per share for total of $44,100 to 12 unrelated parties.

In September 2018, the Company sold 54,000 shares of common stock at $0.5 per share for total of $27,000 to 5 unrelated parties.

The 371,428 shares sold in August and September 2018 have not been issued as of the report date.

NOTE 9 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of September 30, 2018. There are 1,000,000 shares of common stock outstanding as of September 30, 2018.

In June 2018, the Company issued 1,000,000 shares of common stock at $0.001 per share to the Company’s CEO for $1,000.

F-15

[Back Page of Prospectus]

PROSPECTUS

1,456,425

COMMON SHARES

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

Dealer Prospectus Delivery Obligation

Until [DATE], all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 10. Indemnification of Directors and Officers

Pursuant to our Company registration and other corporate documents, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$177
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Printing expenses	$5,000
Miscellaneous	$2,000

TOTAL	$32,177

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

In June 2018, the Company issued 1,000,000 shares of founder’s capital to Faxian Qian at $0.001 per share for an aggregate of $1,000. In August and September 2018, the Company sold an additional 371,428 at investors in China for prices ranging from $0.25 per share to $0.50 per share for aggregate proceeds of $118,957.

Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-1

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of JS BEAUTY LAND NETWORK TECHNOLOGY INC.

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, U.K. on the ___ day of July, 2018.

JS Beauty Land Network Technology Inc.

(Registrant)

By:	/s/ Faxian Qian
Faxian Qian
President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Date: December 14, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Faxian Qian
Faxian Qian
President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Date: December 14, 2018

II-4

EXHIBIT LIST

Exhibit No.	Description

3.1	Articles of Incorporation of JS BEAUTY LAND NETWORK TECHNOLOGY INC.

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

II-5